As filed with the Securities and Exchange Commission on May 5, 1997
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                                                      Registration No. 333-23147
                                                      --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           SISTERSVILLE BANCORP, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)



        Delaware                         6035                   31-1516424
-----------------------------  ---------------------------   -------------------
(State or Other Jurisdiction   (Primary Standard Industry    (I.R.S. Employer
of Incorporation               Classification Code Number)   Identification No.)
       or Organization)


               726 Wells Street, Sistersville, West Virginia 26175
                                 (304) 652-3671
--------------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)



                              Mr. Stanley M. Kiser
                                    President
                           Sistersville Bancorp, Inc.
               726 Wells Street, Sistersville, West Virginia 26175
                                 (304) 652-3671
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)



                  Please send copies of all communications to:
                               John J. Spidi, Esq.
                             Lloyd H. Spencer, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
           1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

            PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules:

             The financial statements and exhibits filed as part of this Registration Statement are as follows:

               (a)   List of Exhibits:

               1.1   Agency Agreement with Trident Securities, Inc.

               2 Plan of Conversion of First Federal Savings and Loan Association of Sistersville

               3(i)  Certificate of  Incorporation of Sistersville Bancorp, Inc.

               3(ii) Bylaws of Sistersville Bancorp, Inc.

               4     Specimen Stock Certificate of Sistersville Bancorp, Inc.

               5.1   Opinion  of  Malizia,   Spidi,  Sloane  &  Fisch,  P.C.
                     regarding legality of securities registered

               5.2 Opinion of Ferguson & Company as to the value of subscription rights

               8.1   Federal Tax Opinion of Malizia,  Spidi,  Sloane & Fisch,
                     P.C.

               8.2   State Tax Opinion of S.R. Snodgrass, A.C.

               10.1  Employment Agreement with Stanley M. Kiser

               23.1 Consent of Malizia, Spidi, Sloane & Fisch, P.C. (contained in its opinions filed as Exhibits 5.1 and 8.1)

               23.2  Consent of S.R. Snodgrass, A.C.

               23.3  Consent of Ferguson & Company

               24 Power of Attorney (reference is made to the signature page)

               27    Financial Data Schedule

               99.1  Stock Order Form

               99.2  Marketing Materials

               99.3  Appraisal Report of Ferguson & Company*

               (b)   Financial Statements Schedules**

---------------------
*        Filed herewith
** All schedules are omitted because they are not required or applicable or the required information is shown in the financial statements or the notes thereto.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sistersville, West Virginia, as of May 5, 1997.

                                  SISTERSVILLE BANCORP, INC.



                                  By: /s/ Stanley M. Kiser
                                      ------------------------------------------
                                      Stanley M. Kiser
                                      President
                                      (Duly Authorized Representative)


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of May 5, 1997.



/s/ Stanley M. Kiser                            /s/ Lester C. Doak
-------------------------------------           --------------------------------
Stanley M. Kiser                                Lester C. Doak
President and Chief Executive Officer           Chairman of the Board
(Principal Executive Officer)


/s/ Gary L. Ward                                /s/ Ellen E. Thistle
-------------------------------------           --------------------------------
Gary L. Ward                                    Ellen E. Thistle
Director                                        Assistant Secretary and Director


/s/ David W. Miller                             /s/ Dorsey R. Ash
-------------------------------------           --------------------------------
David W. Miller                                 Dorsey R. Ash
Vice President and Director                     Director


/s/ Charles P. LaRue                            /s/ Guy L. Nichols
-------------------------------------           --------------------------------
Charles P. LaRue                                Guy L. Nichols
Director                                        Director


/s/ Margaret A. Peters
-------------------------------------           --------------------------------
Margaret A. Peters                              James E. Willison
Director                                        Director